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                                                                   Exhibit 3-199
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Microfilm Number ________         Filed with the Department of State on o o 1994

Entry Number  2587136             /s/ [graphic omitted]
                                  ______________________________________________
                                  Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION FOR PROFIT
                 DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

[x]    Business-stock (15 Pa.C.S. ss. 1306)                     ____   Management (15 Pa.C.S. ss. 2702)

____   Business-nonstock (15 Pa.C.S. ss. 2102)                  ____   Professional (15 Pa.C.S. ss. 2903)

____   Business-statutory close (15 Pa.C.S. ss. 2303)           ____   Cooperative (15 Pa.C.S. ss. 7102A)


   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is LIFE SUPPORT MEDICAL EQUIPMENT, INC.

2. The (a) address of the corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)  5601 CHESTNUT STREET PHILADELPHIA, PA 19139            PHILADELPHIA
          Number and Street    City   State  Zip                 County

     (b)  c/o: _________________________________________________________________
               Name of Commercial Registered Office Provider              County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 81/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:
     Name                           Address
     TIM LIEBMANN                   5601 CHESTNUT STREET, PHILADLEPHIA, PA 19139

     HARRY J. COLLINS               5601 CHESTNUT STREET, PHILADELPHIA, PA 19139

6.   The specific effective date, if any, is   06      01    94
                                               month   day   year   hour, if any

7. Any additional provisions of the articles, if any, attach on 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).

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IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of
Incorporation this 13th day of JUNE 1994.

DSCB: 15-1306/2102/2303/2702/2903/7102A (Rev 90)-2

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is _____

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 13th day of JUNE 1994.

         /s/ TIM LIEBMANN                            /s/ HARRY J. COLLINS
            (Signature)                                  (Signature)
     --------------------------                 ------------------------------
     TIM LIEBMANN, INCORPORATOR                 HARRY J. COLLINS, INCORPORATOR